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Exhibit 10.2
EXECUTION VERSION

        VOTING AGREEMENT, dated as of July 15, 2014 (this "Agreement"), by and among International Game Technology, a Nevada corporation (the "Company"), Georgia Worldwide Limited, a private limited company organized under the Laws of England and Wales ("Holdco"), and the individuals and other parties listed on Schedule A attached hereto (each, a "Shareholder" and, collectively, the "Shareholders").

        WHEREAS GTECH S.p.A., a joint stock company organized under the Laws of Italy ("Gold"), GTECH Corporation, a Delaware corporation, Holdco, Georgia Worldwide Corporation, a Nevada corporation and a wholly owned Subsidiary of Holdco, and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"); capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

        WHEREAS each Shareholder owns, beneficially or of record, and is entitled to vote (or cause to be voted) the number of Ordinary Shares, par value €1.00 per share, of Gold ("Ordinary Shares") set forth opposite such Shareholder's name on Schedule A attached hereto (such Ordinary Shares, together with any other shares or voting securities of, or other equity interests in, Gold or any of its Subsidiaries acquired by such Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Covered Gold Shares" of such Shareholder); and

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has requested that each Shareholder enter into this Agreement, and the Shareholders desire to enter into this Agreement to induce the Company to enter into the Merger Agreement, and the parties desire that from and after the Closing, this Agreement shall be enforceable against the Shareholders by Holdco.

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1.01.    Representations and Warranties of Each Shareholder.    The Shareholders hereby, jointly and severally, represent and warrant to the Company and Holdco as of the date hereof as follows:

          (a)    Organization.    In the case of any Shareholder that is a trust, such Shareholder is a trust duly formed and validly existing under the laws of its jurisdiction of formation, pursuant to a declaration of trust or similar trust formation document currently in effect and the person executing this Agreement on behalf of such Shareholder is the trustee of such Shareholder or is otherwise authorized to act on behalf of such Shareholder. In the case of any Shareholder that is not a natural person or a trust, such Shareholder is duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation.

          (b)    Authority; Execution and Delivery.    Each Shareholder has all requisite power and authority (including, in the case of any Shareholder that is a trust, the requisite power under its trust documents and, in the case of any Shareholder that is a partnership, foundation or other entity, the requisite power under its governing documents), and, in the case of any Shareholder that is a natural person, is competent, to execute and deliver this Agreement, to consummate the transactions contemplated hereby to be undertaken by such Shareholder and to comply with the provisions of this Agreement. If such Shareholder is not a natural person, the execution and delivery by such Shareholder of this Agreement, consummation of the transactions contemplated hereby to be undertaken by such Shareholder and compliance with the provisions of this Agreement have been duly authorized by all necessary action on the part of such Shareholder (including, in the case of any Shareholder that is a trust, all necessary approvals of this Agreement by any trustee and any beneficiary of such Shareholder and, in the case of any Shareholder that is a partnership or a foundation, all necessary approvals of this Agreement by any partner or under its governing documents), and no other action or proceeding on the part of such Shareholder (including, in the case of any Shareholder that is a trust, on the part of any trustee or beneficiary of such Shareholder and, in the case of any Shareholder that is a partnership or a foundation, on the part of any partner or under its governing documents) is necessary to authorize this Agreement or to consummate the transactions contemplated hereby to be undertaken by such Shareholder. Each Shareholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company and Holdco, constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

          (c)    Enforceability.    The execution and delivery by each Shareholder of this Agreement do not, and the consummation of the transactions to be undertaken by such Shareholder contemplated hereby (alone or in combination with any other event) and compliance with the terms hereof will not, conflict with, or result in any violation or breach of, or a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Shareholder (including the Covered Gold Shares) under, any provision of (i) its organizational documents, if applicable, (ii) any Contract to which such Shareholder is a party or any of the properties or assets of such Shareholder is subject or (iii) subject to the governmental filings and other matters referred to in the immediately following sentence, any (A) statute, law, ordinance, rule or regulation applicable to such Shareholder or the properties or other assets of such Shareholder (including the Covered Gold Shares) or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to such Shareholder or the properties or other assets of such Shareholder (including the Covered Gold Shares). No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to be undertaken by such Shareholder (alone or in combination with any other event) or the compliance by such Shareholder with the provisions of this Agreement, save for the mandatory publication and filings required by the law with respect to shareholders' agreements regarding issuers of shares listed on MSE.

          (d)    The Covered Gold Shares.    Each Shareholder is the record and beneficial owner of, or is the trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Covered Gold Shares set forth opposite his, her or its name on Schedule A attached hereto, free and clear of any Liens. Other than the Covered Gold Shares set forth opposite his, her or its name on Schedule A attached hereto, each Shareholder does not own, of record or beneficially, (i) any shares or voting securities of, or other equity interests in, Gold or any of its Subsidiaries, (ii) any securities of Gold or any of its Subsidiaries convertible into or exchangeable or exercisable for shares or voting securities of, or other equity interests in, Gold or any of its Subsidiaries, (iii) any warrants, calls, options or other rights to acquire from Gold or any of its Subsidiaries any shares or voting securities of, or other equity interests in, Gold or any of its Subsidiaries or (iv) any rights issued by, or other obligations of, Gold or any of its Subsidiaries that are linked in any way to the price of any shares or voting securities of, or other equity interests in, Gold or any of its Subsidiaries, the value of Gold or any of its Subsidiaries or any part of Gold or any of its Subsidiaries or any dividends or other distributions declared or paid on any shares or voting securities of, or other equity interests in, Gold or any of its Subsidiaries. Each Shareholder has the sole right to vote (or cause to be voted) such Covered Gold Shares or shares power to vote (or cause to be voted) solely with one or more other Shareholders with respect to the Covered Gold Shares denoted on Schedule A attached hereto and none of such Covered Gold Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Covered Gold Shares, except as contemplated by this Agreement.

        SECTION 1.02.    Representations and Warranties of the Company.    The Company hereby represents and warrants to the Shareholders as follows:

          (a)    Authority; Execution and Delivery.    The Company has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the provisions of this Agreement. The execution and delivery by the Company of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no other action or proceeding on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by each of the Shareholders and Holdco, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (b)    Enforceability.    The execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby (alone or in combination with any other event) and compliance with the terms hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien upon any of the properties or other assets of the Company under, any provision of (i) its organizational documents, (ii) any Contract to which the Company is a party or any of the properties or assets of the Company is subject or (iii) subject to the governmental filings and other matters referred to in the immediately following sentence, any statute, law, ordinance, rule or regulation or order, writ, injunction, decree, judgment or stipulation applicable to the Company or the properties or other assets of the Company. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        SECTION 1.03.    Post-Closing Covenants of Each Shareholder.    From and after the Holdco Merger Effective Time, the Shareholders, jointly and severally, covenant and agree as follows:

          (a)   Until the date that is three (3) years following the Company Merger Effective Time, at any shareholder meeting of the Holdco Merger Surviving Company or in any other circumstances upon which a vote, consent or other approval is sought, each Shareholder shall vote (or cause to be voted), all of the Holdco Shares of each Shareholder then owned by such Shareholder (the "Covered Holdco Shares") so as to effect the provisions of Section 5.20 of the Merger Agreement and, for the avoidance of doubt, against any removal of any person specified in Section 5.20(a)(ii)(B) of the Merger Agreement.

          (b)   Each Shareholder hereby agrees that, in the event (i) of any share dividend, share split, recapitalization, reclassification, combination or exchange of shares or other equity interests or voting securities of Holdco of, or affecting, such Shareholder's Covered Holdco Shares, (ii) that such Shareholder purchases or otherwise acquires beneficial ownership of or an interest in any shares or other equity interests or voting securities of Holdco after the execution of this Agreement (including by conversion, exercise or exchange) or (iii) that such Shareholder voluntarily acquires the right to vote or share in the voting of any shares or other equity interests or voting securities of Holdco (collectively, the "New Holdco Shares"), such New Holdco Shares acquired or purchased by such Shareholder shall henceforth be considered Covered Holdco Shares and shall be subject to this Section 1.03.

          (c)   Each Shareholder shall not, directly or indirectly (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift), hedge or utilize a derivative to transfer the economic interest in (collectively, "Transfer"), or enter into any Contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, such Shareholder's Covered Holdco Shares (A) to any affiliate of such Shareholder prior to the three-year anniversary of the Company Merger Effective Time unless such affiliate delivers an executed joinder to this Agreement, in form and substance reasonably satisfactory to the Holdco Merger Surviving Corporation or (B) to any other person prior to the two-month anniversary of the Company Merger Effective Time, (ii) prior to the three-year anniversary of Company Merger Effective Time, enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any such Shareholder's Covered Holdco Shares, (iii) take any other action that would in any way restrict, limit or interfere with the performance of such Shareholder's obligations under this Section 1.03 or (iv) commit or agree to take any of the foregoing actions, if (and only if), in the case of the foregoing (i) - (iv), such action would have the effect of preventing such Shareholder from complying with its obligations pursuant to this Section 1.03 (determined as if such Shareholder had not taken such action). Notwithstanding anything to the contrary in this Agreement, nothing will prevent a Shareholder from Transferring its Covered Holdco Shares to third parties following the two-month anniversary of the Company Merger Effective Time or to an affiliate of such Shareholder following the three-year anniversary of the Company Merger Effective Time.

          (d)   Notwithstanding any other provision of this Agreement or any agreement contemplated hereby to the contrary, in the event that, after the Effective Times (a) there is any action, suit, proceeding, litigation or arbitration between any Shareholder and the Company Merger Surviving Corporation or the Holdco Merger Surviving Company with respect to this Agreement, or (b) there is any disputed claim or demand (including any claim or demand relating to enforcing any remedy under this Agreement or any agreement contemplated hereby) by the Company Merger Surviving Corporation or the Holdco Merger Surviving Company against any Shareholder or its affiliates, or by any Shareholder or its affiliates against the Company Merger Surviving Corporation or the Holdco Merger Surviving Company, in each case with respect to this Agreement, all determinations of Holdco relating to such action, suit, proceeding, litigation, arbitration, claim, demand (including all determinations by Holdco whether to institute, compromise or settle any such action, suit, proceeding, litigation, arbitration, claim or demand and all determinations by Holdco relating to the prosecution or defense thereof), shall be made by Holdco in accordance with the directions of a committee of the Holdco board of directors composed solely of all of the independent directors of Holdco who are not directors, officers or employees of either of the Shareholders or their respective affiliates (other than Holdco).

        SECTION 1.04.    Termination.    The Shareholders' obligations under this Agreement shall terminate upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms, (ii) any amendment to the Merger Agreement that (x) increases the Company Merger Consideration or (y) modifies, in a manner material and adverse to the Shareholders, the rights associated with the Special Voting Shares, in the case of each of clauses (x) and (y), without the prior written consent of the Shareholders, and (iii) three (3) years after the Company Merger Effective Time, other than with respect to the liability of any party for breach hereof prior to such termination.

        SECTION 1.05.    Additional Matters.    Each Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or Holdco may reasonably request for the purpose of giving effect to the voting obligations set forth in this Agreement. Subject to Section 1.03(d), from and after the Closing, this Agreement shall be enforceable against the Shareholders by Holdco.

        SECTION 1.06.    General Provisions.

          (a)    Amendment.    This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          (b)    Notice.    All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service or (c) when faxed or emailed (which is confirmed by copy sent within one Business Day by a reputable overnight courier service) to a party at its address set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

          (c)    Interpretation.    Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires the singular number shall include the plural, and vice versa. As used in this Agreement, the words "include" and "including," and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." Except as otherwise indicated, all references in this Agreement to "Sections," and "Schedules" are intended to refer to Sections of this Agreement and the Schedules to this Agreement. Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to "as of the date hereof," "as of the date of this Agreement" or words of similar import shall be deemed to mean "as of immediately prior to the execution and delivery of this Agreement." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          (e)    Counterparts.    This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

          (f)    Entire Agreement; No Third-Party Beneficiaries.    This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

          (g)    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware (except with respect to such matters as to which the application of the Laws of England and Wales is mandatory, in which case, this Agreement shall be governed by, and construed in accordance with, such Laws) without regard to Laws that may be applicable under conflicts of laws principles that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in any state or federal court in Delaware, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the Shareholders each irrevocably agree that any equitable action or proceeding, including the seeking of specific performance, and damages claims in connection with such equitable action or proceeding may be brought by the Company or Holdco, in its discretion, in any Delaware state or federal court, any court of England or any court of Italy. Subject to the preceding sentence, each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          (h)    WAIVER OF JURY TRIAL.    EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 1.06.

          (i)    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment or transfer in violation of the preceding sentence shall be void.

          (j)    Specific Enforcement.    The Shareholders agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the Company and Holdco shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) it has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

[Signatures are on the following pages]

        IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

INTERNATIONAL GAME TECHNOLOGY
By:	/s/ PATTI S. HART
	Name:	Patti S. Hart
	Title:	Chief Executive Officer

GEORGIA WORLDWIDE LIMITED
By:	/s/ DECLAN HARKIN
	Name:	Declan Harkin
	Title:	Director

De Agostini S.p.A.
By:	/s/ LORENZO PELLICIOLI
	Name:	Lorenzo Pellicioli
	Title:	Chief Executive Officer
DeA Partecipazioni S.p.A.
By:	/s/ PAOLO CERETTI
	Name:	Paolo Ceretti
	Title:	Chief Executive Officer

 SCHEDULE A

Name and Address of Shareholder	Number of Gold Ordinary Shares Owned
De Agostini S.p.A.	92,556,318
DeA Partecipazioni S.p.A.	10,073,006

        All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service or (c) when faxed or emailed (which is confirmed by copy sent within one (1) Business Day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    If to Holdco:

      GTECH S.p.A.
      Viale del Campo Boario 56/D
      00154 Roma—Italy
      Fax: 0039 06 5189 4216
      Attention:    Marco Sala

    with copies to (for information purposes only):

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York 10019
      Fax: (212) 403-2000
      Attention:    Andrew R. Brownstein, Esq.
                            Benjamin M. Roth, Esq.

      Lombardi Molinari Segni
      Via del Plebiscito, 102 - 00186 Roma
      Italy
      Fax: +39 02.89.622.333
      Attention:    Antonio Segni

    If to either Shareholder:

      De Agostini S.p.A.
      Via G. da Verrazano 15
      28100 Novara—Italy
      Fax: +39 0321 424681
      Attention:    Paolo Ceretti

      DeA Partecipazioni S.p.A.
      Via G. da Verrazano 15
      28100 Novara—Italy
      Fax: +39 0321 424681
      Attention:    Paolo Ceretti

    with a copy to (for information purposes only):

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York 10019
      Fax: (212) 403-2000
      Attention:    Andrew R. Brownstein, Esq.
                            Benjamin M. Roth, Esq.

      Lombardi Molinari Segni
      Via del Plebiscito, 102 - 00186 Roma
      Italy
      Fax: +39 02 89 622-333
      Attention:    Antonio Segni

    If to the Company:

      International Game Technology
      6355 South Buffalo Drive
      Las Vegas, Nevada 89113
      Fax: 702-669-7904
      Attention:    General Counsel and Secretary

    with copies to (for information purposes only):

      Sidley Austin LLP
      One South Dearborn Street
      Chicago, Illinois 60603
      Fax: (312) 853-7036
      Attention:    Thomas A. Cole
                            Paul L. Choi
                            Gary D. Gerstman
                            Thomas M. Thesing

      and to:

      Allen & Overy LLP
      1221 Avenue of the Americas
      New York, New York 10020
      Fax: (212) 610-6399
      Attention:    Dave Lewis

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  Exhibit 10.2 EXECUTION VERSION
SCHEDULE A